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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Form S-3 (No. 33-58881) of our independent auditors' report dated March 23, 1993 on the consolidated financial statements and schedules of Lincoln-Norweld B.V. and its subsidiaries as at December 31, 1992 referred to in the annual report on Form 10-K of The Lincoln Electric Company for the year ended December 31, 1994, and to the reference to our firm under the heading "EXPERTS" in the prospectus.

Arnhem, The Netherlands

KPMG Accountants N.V.


June 23, 1995